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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-179207) of Bonanza Creek Energy, Inc. of our report dated March 22, 2012, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2011.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 22, 2012

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  Exhibit 23.1